                                                                     EXHIBIT 3.3

                                    ARTICLES
                                       OF
                            DAUGHERTY RESOURCES, INC.

             (Under the British Columbia Business Corporations Act)

      Daugherty Resources, Inc. (the "Company") was incorporated in British Columbia under the name Alaska Apollo Resources, Inc. on February 9, 1979 and subsequently changed its name to Daugherty Resources, Inc. In May 2004, the Company filed a transition application with the Registrar of Companies (the "Registrar") in compliance with section 437(2) of the British Columbia Business Corporations Act (the "BCCA") containing the Company's notice of articles (the "NOA") in the form prescribed by the BCCA. By special resolution of the Company's shareholders approved in June 2004, the Company amended and restated its articles as hereinafter set forth (the "Articles") in accordance with the BCCA.

                            ARTICLE 1 - CAPITAL STOCK

      1.1 Authorized Capital Stock. In accordance with the NOA, the total number of shares of capital stock that the Company shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of common stock, no par value (the "Common Stock"), and 5,000,000 shares of preferred stock, no par value (the "Preferred Stock"). The powers, designations, preferences, rights and qualifications, limitations or restrictions of the Common Stock and the Preferred Stock are set forth or provided in this Article 1.

      1.2 Issuance of Shares. Subject to the applicable provisions of the BCCA, the Company may issue shares of its Common Stock and Preferred Stock from time to time, for such consideration as may be fixed by the board of directors of the Company (the "Board"), which is expressly authorized to fix the same in its sole and absolute discretion. Shares so issued, for which the consideration has been paid or delivered to the Company, shall be deemed fully paid stock and shall not be subject to any future call or assessment thereon, and the holders thereof shall not be liable for any further payments in respect thereof.

      1.3 Common Stock. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges as follows:

            (a) After the requirements for preferential dividends on the shares of any outstanding series of Preferred Stock shall have been met and the Company shall have complied with all of the requirements, if any, for sinking funds or redemption or purchase accounts and satisfied any other conditions that may be fixed in accordance with these Articles or the provisions of any resolutions adopted by the Board pursuant to Article 1.4, then the holders of Common Stock shall be entitled to receive any dividends declared from time to time by the Board on the Common Stock, which dividends shall be paid out of assets legally available for the payment of dividends and shall be distributed to the holders of Common Stock pro rata in accordance with the number of shares of Common Stock held by each of them.

            (b) After distribution in full of the preferential amounts, if any, to be distributed to the holders of the shares of any outstanding series of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind, available for distribution to shareholders, which assets shall be distributed to the holders of Common Stock pro rata in accordance with the number of shares of Common Stock held by each of them.

            (c) Except as may otherwise be required by law, these Articles or the provisions of any resolutions adopted by the Board pursuant to Article 1.4, each holder of Common Stock shall have one vote per share of Common Stock on each matter voted upon by the shareholders.

      1.4 Preferred Stock. Authority is hereby granted to the Board, subject to the provisions of this Article 1, to authorize the issue of one or more series of Preferred Stock and to fix, by resolution providing for the issue of each such series, the powers, designations, preferences and relative, participating, optional or other special rights of the series, and the qualifications, limitations or restrictions thereof, if any, including the following:

            (a) The number of shares comprising the series and the distinctive designation thereof;

            (b) The dividend rate or rates (which may be contingent upon the happening of certain events), if any, on the shares of the series, the date or dates from which dividends shall accrue, the dates on which dividends thereon, if declared, shall be payable and a statement whether or not or in what circumstances dividends may be cumulative;

            (c) Whether or not the shares of the series shall be redeemable and, if so, the limitations and restrictions on redemption, the manner of selecting shares of the series to be redeemed and the amount, if any, in addition to any accrued and unpaid dividends thereon that the holders of shares of the series shall be entitled to receive upon redemption thereof, which amount may vary at different redemption dates and may be different for shares redeemed through the operation of any purchase, retirement or sinking fund;

            (d) The amount, if any, in addition to any accrued and unpaid dividends thereon that the holders of shares of the series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, which amount shall not be less than the par value but otherwise may vary depending upon whether the liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

            (e) Whether or not the shares of the series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether the purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which the fund shall be applied to the purchase or redemption of shares of the series for retirement or for other corporate purposes and the terms and provisions for the operation thereof;

            (f) Whether or not the shares of the series shall be convertible into or exchangeable for shares of capital stock of any other class or series or for other securities or property of the Company and, if so convertible or exchangeable, the terms and conditions of conversion or exchange and the method, if any, of adjusting the same;

            (g)   The voting powers, if any, of shares of the series; and

            (h) Any other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

      All shares of any one series of Preferred Stock shall be identical in all respects, except that shares of any one series issued at different times may have different dates from which dividends thereon shall accrue, and all series shall rank equally and be identical in all respects, except as provided in accordance with this Article 1. Shares of Preferred Stock that have been redeemed, repurchased or retired through the operation of a purchase, retirement or sinking fund or shares of Preferred Stock that have been converted into shares of any other class of capital stock of the Company or exchanged for any other securities of the Company, upon compliance with any applicable provisions of the BCCA, shall have the status of authorized but unissued shares of Preferred Stock and may be reissued (x) as part of the series in which they were originally included (if the terms of that series do not prohibit the reissuance), (y) as part of a new series of Preferred Stock to be created by resolution of the Board or (z) as part of any other series of Preferred Stock the terms of which do not prohibit the reissuance.

      1.5 Denial of Preemptive Rights. No shareholder of the Company shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter authorized or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter authorized, whether or not the issuance of those shares, notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such shareholder, other than such rights, if any, as the Board in its discretion may fix; and the Board may provide for the issuance of shares of any class of the Company, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering them either in whole or in part to the existing shareholders of any class.

                  ARTICLE 2 - STOCK CERTIFICATES AND TRANSFERS

      2.1 Stock Certificates. The interest of each shareholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board may from time to time prescribe, consistent with Part 4 of the BCCA. The certificates shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on the certificates to be in facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to act in that capacity before the certificate is issued, it may be issued by the Company or its transfer agent with the same effect as if he continued in that capacity at the date of issuance.

      2.2 Transfers. The central securities register of the Company shall be maintained by its designated stock transfer agent and registrar appointed under section 111 of the BCCA. In accordance therewith, shares of the capital stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

                      ARTICLE 3 - MEETINGS OF SHAREHOLDERS

      3.1 Annual General Meetings. Subject to the requirements of Part 5, Division 6 of the BCCA, annual general meetings of shareholders of the Company shall be held at such place, either within or without the Province of British Columbia, and at such time and date as the Board, by resolution, shall determine for the purpose of fixing the size of the board, electing directors and transacting other business properly brought before the meeting. Unless an annual general meeting is deferred or waived in accordance with section 182 of the BCCA, annual general meetings shall be held at least once in each calendar years and not more than 15 months after the last annual general meeting.

      3.2 Special Meetings. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, special meetings of the shareholders may be called by the Board or, subject to the requirements for requisitions under section 167 of the BCCA, by one or more shareholders holding at least 5% of the shares entitled to vote at any the meeting.

      3.3 Place of Meetings. The Board may designate the place of meeting for any meeting of the shareholders. If no designation is made by the Board, the place of meeting shall be the principal place of business of the Company.

      3.4 Notice of Meetings. Written notice, stating the place, day and hour of a general or special meeting of shareholders and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company, in accordance with Part 5, Division 6 of the BCCA, not less than 20 days nor more than two months days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Company. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board upon public notice given prior to the time previously scheduled for the meeting.

      3.5 Quorum and Adjournment. In accordance with section 172(1)(a) of the BCCA, the holders of at least one-third of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders, except when specified business is to be voted on by a class or series of shares voting as a class, in which case the holders of one-third of the voting power of the outstanding shares of that class or series shall constitute a quorum for the transaction of specified business to be voted on by that class. The chairman of the meeting or the holders of a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of that class or series so represented may adjourn the meeting with respect to that business). No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      3.6 Proxies. Concurrent with sending notice of a meeting of shareholders, the Company shall send to each shareholder entitled to vote at the meeting a form of proxy that complies with applicable requirements under the BCCA. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or as may be permitted by law, or by the shareholder's duly authorized attorney-in-fact. Proxies must be filed with the Secretary of the Company or its stock transfer agent or other designated agent at least two business days before the meeting.

      3.7   Shareholder Proposals.

            (a) Annual General Meetings of Shareholders. A shareholder may propose Board nominations or other business to be brought before an annual general meeting of the Company's shareholders (a "Proposal") only if (i) the shareholder meets the requirements for status as a qualified shareholder under section 187 of the BCCA (a "Qualified Shareholder"), (ii) the Qualified Shareholder complies with the notice procedures under section 188 of the BCCA and (iii) the Proposal is a proper matter for shareholder action under Part 5, Division 7 of the BCCA and is required to be included in the Company's proxy statement for the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and section 189 of the BCCA. If a Proposal for an annual general meeting meets the requirements of this Article 3.7(a), the Company shall include in its proxy statement for the meeting all of the information pertaining to the Proposal prescribed by Rule 14a-8 under the Exchange Act and section 189 of the BCCA.

            (b) Special Meetings of Shareholders. The only business to be conducted at a special meeting of shareholders shall be the matters specified in the Company's notice of meeting pursuant to Article 3.4. If that business includes the election of directors, nominations of persons for election to the Board may be made only (i) pursuant to the Company' notice of meeting or (ii) by a Qualified Shareholder who has complied with the notice procedures under section 188 of the BCCA.

            (c) Notice to Submitters. If the Company does not intend to process a Proposal under this Article 3.7, it will provide written notice to the shareholder who submitted the Proposal in accordance with section 191 of the BCCA the applicable requirements under the Exchange Act.

      3.8   Voting Requirements.

            (a) General Business. Each of the following matters submitted to the shareholders at a general or special meeting shall be considered general business and shall be decided by a majority of the votes cast on that matter:

                  (i)   business relating to the conduct of the meeting;

                  (ii) business arising from any reports of directors or auditors;

                  (iii) fixing or changing the number of directors constituting the Board;

                  (iv) subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the election or appointment of directors;

                  (v) the appointment of auditors and approval of arrangements for remuneration of auditors; and

                  (vi) any other business that does not require passing a special resolution or an exceptional resolution under the BCCA or the BCCA Regulations.

            (b) Special Business. Any matter submitted to the shareholders at a general or special meeting other than the matters listed in Article 3.8(a) shall be considered special business and shall be decided by a two-thirds majority of the votes cast on that matter.

      3.9 Inspectors of Elections. The Board shall appoint one or more inspectors, who may include officers, employees, agents or other representatives of the Company, to act at a meeting of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by the BCCA.

      3.10 Polls and Procedures. The Board shall appoint chairman, who shall be the chairman of the board or president of the Company, to preside at meetings of shareholders, and a secretary, who may be an officer, employee, agent or other representative of the Company, to announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting. Conduct of the meeting, polls for voting on matters brought before the meeting and related procedures shall be conducted in the manner determined by the Board, consistent with Part 5, Division 6 of the BCCA.

                         ARTICLE 4 - BOARD OF DIRECTORS

      4.1 General. The business and affairs of the Company shall be managed by or under the direction of the Board. In addition to the powers and authorities expressly conferred upon them by these Article, the Board may exercise all the corporate powers and prerogatives that are not required by law or by these Article to be exercised or by the shareholders.

      4.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors shall be fixed from time to time by resolution adopted by the Board or by ordinary resolution of the shareholders, but shall consist of not less than three directors. Notwithstanding any shareholder action fixing the size of the Board at an annual general meeting, the Board may thereafter increase the size of the Board and appoint additional directors to fill the resulting vacancy or vacancies in accordance with Article 4.7, provided that the number of additional directors may not exceed, at any time prior to the next annual general meeting of shareholders, one-third the number of directors elected at the preceding annual general meeting. Each director shall hold office for a term expiring at the next annual general meeting of shareholders or until his successor shall have been duly elected and qualified. Qualification to serve as a director shall not be contingent upon ownership of the Company's capital stock but shall be subject to the limitations set forth in section 124 of the BCCA.

      4.3 Regular Meetings. A regular meeting of the Board may be held without notice immediately after, and at the same place as, each annual general meeting of shareholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than the resolution.

      4.4 Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or directors constituting a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.

      4.5 Notice. Notice of any special meeting of the Board shall be given to each director at the director's business or residence in writing or by mail, telephone, facsimile or electronic transmission. If mailed, the notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before the meeting. If by facsimile or electronic transmission, the notice shall be transmitted at least 24 hours before the meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. To be effective, the notice need not state the business to be transacted at a regular or special meeting of the Board or the purposes for calling the meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after the meeting.

      4.6 Quorum. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than a quorum are present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      4.7 Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless the Board otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, and directors so chosen shall hold office for a term expiring at the next annual general meeting of shareholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

      4.8   Executive and Other Committees.

            (a) Powers of Committees. The Board may, by resolution adopted by a majority of the whole Board, designate an executive committee and one or more additional committees to exercise, subject to applicable provisions of law, any powers of the Board in the management of the business and affairs of the Company set forth in the designating resolution. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the other member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report its proceedings to the Board.

            (b) Procedures of Committees. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of committee meetings shall be given to each member of the committee in the same manner provided for in Article 4.5. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

            (c) Advisory Committees. The Board may appoint one or more advisory committees consisting in whole or in part of persons who are not directors of the Company; provided that no advisory committee shall have or exercise any authority of the Board.

      4.9 Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director or the entire Board may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      4.10 Exculpation of Directors. A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 4.10 shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Company or shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 154 of the BCCA or (d) for any transaction from which the director derived an improper personal benefit. If the BCCA is amended after the date of filing of adoption of these Articles to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the BCCA as so amended. Any repeal or modification of this Article by the shareholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of the repeal or modification.

      4.11 Related Party Transactions. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee thereof. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, an authorized committee of the Board or the shareholders.

                              ARTICLE 5 - OFFICERS

      5.1 Elected Officers. The elected officers of the Company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and any other officers as the Board from time to time may deem proper. The Chief Executive Officer may also serve as the Chairman of the Board and as the President. The Chairman of the Board, if appointed, shall be chosen from the directors. All officers shall each have the powers and duties generally pertaining to their respective offices.

      5.2 Election and Term of Office. The elected officers of the Company shall be elected annually by the Board at the regular meeting of the Board held at the time of each annual general meeting of the shareholders. If the election of officers is not held at that meeting, the election shall be held as soon thereafter as convenient. Subject to Article 5.8, each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal by the Board.

      5.3 Chairman of the Board. The Chairman of the Board, if appointed, shall preside at all meetings of the shareholders and of the Board. The Chairman shall make reports to the Board and the shareholders and shall perform any other duties properly delegated to him by the Board.

      5.4 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to that office as required by law and assigned by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board and each committee thereof are carried into effect. The Chief Executive Officer may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board, all certificates, contracts and other instruments of the Company as authorized by the Board.

      5.5 President. The President shall act in a general executive capacity in the management of the affairs of the Company and shall perform all duties incidental to that office as required by law and assigned by the Board. If the Company has a Chairman of the Board or Chief Executive Officer other than the President, then the President shall assist them in the administration and operation of the Company' business and general supervision of its policies and affairs. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board, all certificates, contracts and other instruments of the Company as authorized by the Board.

      5.6 Vice Presidents. Each Vice President shall have the powers and perform the duties assigned to him from time to time by the Board or delegated to him by the Chief Executive Officer or the President. The Board may assign to any Vice President general supervision and charge over any functional division of the business and affairs of the Company specified by the Board.

      5.7 Secretary. The Secretary shall give notice of all meetings of shareholders and directors and all other notices required by law or by these Article, shall record all the proceedings of the meetings of the Board, any committees thereof and the shareholders of the Company in minute books to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Board, the Chairman of the Board or the Chief Executive Officer, and attest to the same.

      5.8 Removal. Any officer elected by the Board may be removed by a majority of the members of the whole Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of his election after his removal , except as otherwise provided in an employment contract.

      5.9 Vacancies. A newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

                           ARTICLE 6 - INDEMNIFICATION

      6.1 Mandatory Indemnification. Subject to the requirements and restrictions of Part 5, Division 5 of the BCCA, the Company shall indemnify and hold harmless each person (each, an "Eligible Party") who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a "Proceeding"), by reason of the fact that the Eligible Party is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise (an "Associated Company"), from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by the Eligible Party in connection with the Proceeding if it is determined that he acted in good faith and reasonably believed (a) in the case of conduct in his official capacity on behalf of the Company or Associated Company that his conduct was in the Company's best interests, (b) in all other cases, that his conduct was not opposed to the best interests of the Company, and (c) with respect to any Proceeding that is a criminal action, that he had no reasonable cause to believe his conduct was unlawful, provided that in the event a determination is made that the Eligible Party is liable to the Company or is found liable on the basis that personal benefit was improperly received by the Eligible Party, the indemnification is limited to reasonable expenses actually incurred by the Eligible Party in connection with the Proceeding and shall not be made in respect of any Proceeding in which the Eligible Party shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is a criminal action, had no reasonable cause to believe that his conduct was unlawful. An Eligible Party shall be deemed to have been found liable in respect of any claim, issue or matter only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all available appeals.

      6.2   Determination of Indemnification. Any indemnification under the
Article 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that an Eligible Party has met the applicable standard of conduct. That determination shall be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; (b) if such quorum cannot be obtained, by a majority vote of a committee of the Board, designated to act in the matter by a majority of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding; (c) by special legal counsel (in a written opinion) selected by the Board or a committee of the Board by a vote as set forth in clause (a) or (b) of this Article 6.2, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders of the Company in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

      6.3 Advance of Expenses. Reasonable expenses, including court costs and attorneys' fees, incurred by an Eligible Party in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of the Proceeding, and without the determination specified in the Article 6.2, upon receipt by the Company of a written affirmation by the Eligible Party of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6 and a written undertaking by the Eligible Party to repay the amounts paid or reimbursed by the Company if it is ultimately determined that the payment of expenses is prohibited under section 163 of the BCCA. The written undertaking shall be an unlimited obligation of the Eligible Party and may be accepted without reference to financial ability to make repayment.

      6.4 Permissive Indemnification. The Board may authorize the Company to indemnify employees or agents of the Company, and to advance their reasonable expenses, to the same extent, following the same determinations and upon the same conditions for mandatory indemnification of directors and officers under this Article 6 if the indemnification is not prohibited under section 163 of the BCCA.

      6.5 Nature of Indemnification. The indemnification and advancement of expenses provided under this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the BCCA, any agreement, vote of shareholders or disinterested directors or otherwise.

      6.6 Insurance. The Company shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Company would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund;
(b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (d) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

      6.7 Notice. Any indemnification or advance of expenses to a present or former director of the Company in accordance with this Article 6 shall be reported in writing to the shareholders of the Company with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission of a consent to action without a meeting and, in any case, within the next twelve month period immediately following the indemnification or advance.

      6.8 Change of Control. Following any "change of control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination concerning an Eligible Party's entitlement to indemnification shall be made by independent legal counsel selected by the Eligible Party and retained for that purpose by the Board on behalf of the Company.

      6.9 Amendment. Any amendment or repeal of this Article 6 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to the amendment or repeal.

                      ARTICLE 7 - MISCELLANEOUS PROVISIONS

      7.1 Fiscal Year. The fiscal year of the Company shall be determined by resolution of the Board.

      7.2 Audits. The accounts, books and records of the Company shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board, and it shall be the duty of the Board to cause the audit to be made annually in accordance with the requirements of the Exchange Act and the BCCA.

      7.3 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of the BCCA, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

Neither the business to be transacted at, nor the purpose of, any annual general or special meeting of the shareholders or of the Board need be specified in any waiver of notice of the meeting.

      7.4 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of resignation on the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, and the resignation shall be deemed to be effective as of the close of business on the date the notice is so delivered or any later date specified therein.

                             ARTICLE 8 - AMENDMENTS

      These Article may be amended, supplemented, rescinded or repealed by the type of resolution specified in the BCCA for the subject matter of the amendment or, if not so specified in the BCCA, by a two-thirds majority of the votes cast on the matter at a general or special meeting of the shareholders.